WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE SOLE DIRECTOR OF

ICON DEVELOPMENT, INC.

A NEVADA CORPORATION

The undersigned Director, being the sole Director of Icon Development, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by  virtue of a forward share split on a one old for 2.5 new basis (2.5-1) to be effective immediately.

Dated: 21st day of AUGUST, 2006.

The undersigned, being the sole Director of Icon Development, Inc., waives the required notice of meeting and consents to all actions taken hereby.

_______________________________

KENNEDY KERSTER PRESIDENT

1